UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2011

AVIAT NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices, with zip code)

Registrant’s telephone number, including area code: (408) 567-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2011, Aviat Networks, Inc. (the “Company”), its wholly-owned subsidiary, Aviat U.S., Inc. (“Aviat US”) and Aviat US’ wholly-owned subsidiary Aviat Networks (S) Pte. Ltd. (“Aviat Singapore,” and together with the Company and Aviat US, the “Borrowers”), entered into an amendment (the “Amendment”) to the Loan and Security Agreement, dated as of September 30, 2010, as amended (the “Credit Facility”) among the Borrowers and Silicon Valley Bank (the “Bank”). The Amendment is effective as of November 2, 2011.

Pursuant to the Amendment, the maturity date of the $40 million revolving credit line under the Credit Facility was extended to February 28, 2014. Furthermore, the Credit Facility now includes a term loan provision for up to $8.25 million which may be drawn by the Borrowers between November 2, 2011 and January 31, 2012, subject to the satisfaction of certain conditions. Interest on the term loan will accrue at a rate of 5% per annum and principal and interest is to be repaid in twenty-four equal monthly installments commencing on the last day of the month following funding. Borrowings in respect of the term loan will reduce the amount otherwise available for letters of credit and revolving credit line advances under the Credit Facility.

Pursuant to the Amendment, the liquidity ratio requirement for Borrowers has been revised to be the ratio of (a)(i) the unrestricted domestic cash and cash equivalents and domestic short and long-term marketable securities of the Company and Aviat US, plus (ii) the sum of unrestricted cash and cash equivalents and short and long-term marketable securities, in an aggregate amount not to exceed $30 million, of Aviat Singapore which are either managed by the Bank or maintained in a domestic account with the Bank, plus (iii) the lesser of 25% of eligible accounts receivable of the Borrowers or $12.5 million, divided by (b) the total amount of obligations outstanding under the Credit Facility, including letters of credit, at 1:50:1 or above. In addition, the Borrowers are required to maintain certain minimum quarterly consolidated EBITDA per fiscal quarter.

Pursuant to the Amendment, the amount available to the Borrowers under the Credit Facility is now equal to (a) the lesser of (i) the $40 million revolving line amount and (ii) the amount available under a borrowing base equal to $10 million plus 45% of eligible accounts of the Borrowers, minus (b) the dollar equivalent of all advances (including amounts in respect of the term loan) and letters of credit outstanding under the Credit Facility.

The foregoing description does not constitute a complete summary of the Amendment and is qualified by reference in its entirety to the full text of the Amendment, which is filed herewith as an exhibit and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished herewith:

10.1	Amendment No. 4 to Loan and Security Agreement, dated as of November 2, 2011, among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

By:	/s/ Edward J. Hayes, Jr.
	Name:	Edward J. Hayes, Jr.
	Title:	Senior Vice President, Chief Financial Officer

Date: November 4, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to Loan and Security Agreement, dated as of November 2, 2011, among Aviat Networks, Inc., Aviat U.S., Inc., Aviat Networks (S) Pte. Ltd. and Silicon Valley Bank.